SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 19, 2002

SIPEX CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

22 Linnell Circle, Billerica, Massachusetts	01821

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (978) 667-8700

Item 5. Other Events.

     On August 19, 2002, the Board of Directors of SIPEX Corporation (the “Registrant”) announced the appointment of Walid Maghribi as the Registrant's Chief Executive Officer. Mr. Maghribi replaces the Acting Chief Executive Officer, Douglas McBurnie, who shall remain Chairman of the Board of Directors.

     The Registrant and Mr. Maghribi have entered into an employment agreement dated August 20, 2002 (the “Agreement”), pursuant to which Mr. Maghribi shall receive an annual base salary of $350,000, and shall be eligible for performance-related bonuses. In addition, Mr. Maghribi shall be granted an option to purchase 1.7 million shares of the Registrant’s common stock at an exercise price equal to the fair market value of the Registrant’s common stock on the grant date. The option shall have a ten-year term but shall only be exercisable to the extent vested. The option shall vest as to 25% of the shares subject to the option one year from the grant date, and as to 1/48th of the shares subject to the option each month thereafter, subject to Mr. Maghribi’s continued service to the Registrant on the relevant vesting dates. In the event Mr. Maghribi’s employment with the Company terminates other than voluntarily or for Cause, and he signs and does not revoke a standard release of claims with the Company, he shall receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period of six months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies and 50% of the unvested shares of any option shall immediately vest and become exercisable until the earlier of (i) the original term of the option (ii) twelve months from the date of termination. In the event that Mr. Maghribi’s employment is terminated voluntarily by Mr. Maghribi or other than for Cause (as defined in the Agreement) in connection with a Change of Control (as defined in the Agreement) of the Registrant within one year of August 20, 2002, Mr. Maghribi shall be entitled to receive continuing payments of his base salary for a period of six months from the date of termination and 25% of the shares subject to the option shall vest and become exercisable until the earlier of (i) the original term of the option and (ii) twelve months from the date of termination. In the event that Mr. Maghribi’s employment is terminated voluntarily by Mr. Maghribi or other than for Cause in connection with a Change of Control of the Registrant more than one year after August 20, 2002 but within three years of August 20, 2002, Mr. Maghribi shall be entitled to receive continuing payments of his base salary for a period of three years from the date of termination and 100% of the shares subject to any option shall vest and become exercisable. In the event that Mr. Maghribi’s employment is terminated voluntarily by Mr. Maghribi or other than for Cause in connection with a Change of Control of the Registrant more than three years after August 20, 2002, 100% of the shares subject to any option shall vest and become exercisable until the earlier of (i) the original term of the option and (ii) twelve months from the date of termination. Further details of Mr. Maghribi’s employment arrangement, including additional details related to his stock option grant and bonuses, are included in the Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Agreement dated August 19, 2002 by and between SIPEX Corporation and Walid Maghribi.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION

By: /s/ Frank R. DiPietro Frank R. DiPietro Chief Financial Officer

Dated: August 23, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Agreement dated August 19, 2002 by and between SIPEX Corporation and Walid Maghribi.

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